Exhibit 10.2

FIRST AMENDMENT TO

CHANGE IN CONTROL AGREEMENT

This First Amendment to Change in Control Agreement (“Agreement”) is made as of the 14th day of July, 2016, by and among Mercantile Bank Corporation, a Michigan corporation (the "Company”), Mercantile Bank of Michigan, a Michigan banking corporation (the "Bank", and collectively with the Company, the "Employers", and each an “Employer”), and Michael H. Price (the "Employee").

RECITALS

A.     The Employers and the Employee have entered into a Change in Control Agreement dated as of November 19, 2015 (the "Change in Control Agreement") which provides for a lump sum payment if Employee's employment is terminated under certain circumstances within 24 months after a Change in Control (as defined therein).

B.     The Employers and Employee have entered into an Employment Agreement dated as of November 13, 2014, as amended by an amendment dated as May 28, 2015 (the "Employment Agreement").

C.     The Employers and Employee are, simultaneously herewith, amending the Employment Agreement to implement a succession plan with respect to Employee's employment.

D.     The Employers and Employee wish to amend the Change in Control Agreement to adjust the lump sum payment payable to Employee on and after January 1, 2017.

E.     The Employers believe that entering into this Agreement is in the best interest of their respective shareholders.

F.     The Employee believes that entering into this Agreement is in his best interest.

TERMS OF AGREEMENT

In consideration of the mutual covenants and obligations set forth in this Agreement, to induce the Employee to remain in the employment of the Employers, and for other good and valuable consideration, the Employers and the Employee agree as follows:

1.     Section 1 of the Change in Control Agreement is amended in its entirety as follows:

1.     Obligation of Employers upon Termination without Cause or Employee's Termination with Good Reason Following a Change in Control. In the event that during the Employment Period, an Employer terminates the Employee's employment without Cause under Section 8.2 of the Employment Agreement, or the Employee terminates his employment for Good Reason under Section 8.3 of the Employment Agreement; or the Employee's employment is terminated for any other reason except (i) for Cause under Section 8.1 of the Employment Agreement, (ii) without Good Reason under Section 8.4 of the Employment Agreement, or (iii) for Disability or death pursuant to Section 7 of the Employment Agreement, in each case within 24 months after the occurrence of a Change in Control (as defined in Exhibit A); the Bank shall pay and provide to the Employee, in addition to the payments and benefits owing under the Employment Agreement, a lump sum payment within fifteen (15) days after the effective date of the termination of employment in the following amount: (a) if employment terminates before January 1, 2017, the sum of $500,000; (b) if employment terminates on or after January 1, 2017 and before the date of the 2017 annual meeting of shareholders, the sum of $325,000; and (c) if employment terminates on or after the date of the 2017 annual meeting of shareholders, the sum of $150,000.

2.     Miscellaneous.

(a)     Modifications/Waivers. No amendment or modification of any provision of this Agreement shall be effective without the written agreement of all of the parties executed by all of the parties.

(b)     Successors and Assigns. This Agreement shall be binding upon each Employer and its respective successors and assigns, and shall be binding on Employee and his successors, assigns, heirs and personal representatives.

(c)     Governing Law. This Agreement and the legal relations between the parties shall be subject to and governed by the internal laws (and not the law of conflicts) of the State of Michigan.

(d)     Integration. This Agreement, the Change in Control Agreement and any document executed in connection with either of the foregoing embody the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior oral or written negotiations, agreements, and understandings of the parties with respect to the subject matter hereof.

(e)     Severability. If a court of competent jurisdiction determines that any one or more of the provisions of this Agreement is invalid, illegal or unenforceable in any respect, such determination shall not affect the validity, legality or enforceability of any other provision of this Agreement.

3.     Except as amended herein, the Change in Control Agreement shall remain in full force and effect.

[Signatures on following page]

The parties have executed this Agreement as of the day and year first above written.

MERCANTILE BANK CORPORATION

By: /s/ Robert B. Kaminski
Robert B. Kaminski
Its: Executive Vice President and COO

MERCANTILE BANK OF MICHIGAN

By: /s/ Robert B. Kaminski
Robert B. Kaminski
Its: President and CEO

EMPLOYEE

/s/ Michael H. Price

Michael H. Price

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